SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2001

Arbitron Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Pro Forma Condensed Combining Balance Sheet as of June 30, 2001
Pro Forma Condensed Combining Income Statement for the Year Ended December 31, 2000
Pro Forma Condensed Combining Income Statement for the Six Months Ended June 30, 2001
Notes to Unaudited Pro Forma Condensed Combining Financial Statements
Ex-23.1 Consent of Ernst & Young LLP

         This Form 8-K/A amends the current report on Form 8-K dated July 2, 2001 (filed July 17, 2001) to include items 7(a), Financial Statements of Business Acquired, and 7(b), Pro Forma Financial Information.

Item 2. Acquisition or Disposition of Assets.

         On July 2, 2001, Arbitron Inc. (“Arbitron”) acquired all of the assets and assumed certain of the liabilities of the Radio’s All Dimension Audience Research (“RADAR”®) radio network audience measurement service business of Statistical Research, Inc. (“SRI”). RADAR is a national radio ratings service that measures audiences to radio commercials aired on 29 radio networks operated by ABC, American Urban Radio Networks, Premiere Radio Network and Westwood One Radio Network. The service produces estimates using a 12-month, 12,000-person telephone survey together with the industry-standard commercial clearance system.

         The transaction was consummated pursuant to the terms of an Asset Purchase Agreement dated as of July 2, 2001 among Arbitron, SRI and Mr. Gale Metzger and Dr. Gerald Glasser, the principal shareholders of SRI. The aggregate consideration to be paid by Arbitron to SRI for the purchase of the assets is payable in cash up to $25 million, subject to purchase price adjustments and performance of the purchased assets, and is payable over two years. Arbitron paid $10 million in cash to SRI upon the consummation of the transaction. In connection with the acquisition, Arbitron also entered into several operational agreements with SRI, including a software development agreement pursuant to which SRI will adapt RADAR to Arbitron’s diary based ratings measurement method.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

         SRI has not maintained the distinct and separate accounts necessary to present full financial statements for RADAR. Arbitron received permission from the United States Securities and Exchange Commission to include the following statements in lieu of full audited financial statements:

•	Audited Statement of Assets and Liabilities Attributable to RADAR as of December 31, 2000.

•	Audited Statements of Revenues and Direct Expenses Attributable to RADAR for the Year Ended December 31, 2000.

•	Unaudited Statements of Assets and Liabilities Attributable to RADAR as of July 2, 2001.

•	Unaudited Statements of Revenues and Direct Expenses Attributable to RADAR for the Periods Ended July 2, 2000 and July 2, 2001.

(b)  Pro Forma Financial Information.

         The following unaudited pro forma condensed combining financial information has been provided:

•	Pro Forma Condensed Combining Balance Sheet as of June 30, 2001.

•	Pro Forma Condensed Combining Income Statement for the Year Ended December 31, 2000.

•	Pro Forma Condensed Combining Income Statement for the Six Month Period Ended June 30, 2001.

(c)  Exhibits.

23.1   Consent of Ernst & Young LLP

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC

Date: September 17, 2001	By:	/s/ Dolores L. Cody

Dolores L. Cody

Executive Vice President, Legal and

Business Affairs, Chief Legal Officer

and Secretary

Unaudited Pro Forma Condensed Combining Financial Information

         The following unaudited pro forma condensed combining income statements, including the notes thereto, give effect to the acquisition of RADAR by Arbitron as if the acquisition had occurred as of the beginning of each period presented (the year ended December 31, 2000 and the six month period ended June 30, 2001) by combining the income statements of Arbitron Inc. with the statements of revenues and direct expenses attributable to RADAR and the application of pro forma adjustments. The pro forma condensed combining balance sheet, including the notes thereto, gives effect to the acquisition of RADAR as if the acquisition had occurred on June 30, 2001.

         In connection with the acquisition of RADAR from Statistical Research, Inc. (SRI), Arbitron and SRI entered into several operational agreements whereby Arbitron will pay SRI for certain services including survey research services, consulting services, administrative services, office space and software development (the “Service Contracts”). These agreements generally expire within twelve months of the acquisition date, at which time Arbitron expects to perform such services internally. The costs of these services are not reflected in the statements of revenues and direct expenses attributable to RADAR and, accordingly, pro forma adjustments have been made in the pro forma condensed combining income statements to give effect to the costs for the services.

         The pro forma financial information herein does not reflect any adjustments for cost savings that may be realized as a result of combining RADAR’s operations with Arbitron’s operations. The pro forma adjustments are based on estimates and other data currently available. Certain of the amounts included in the pro forma adjustments are based upon projections of costs that Arbitron would have incurred if Arbitron had operated the RADAR business during the periods presented. Such projected amounts are deemed to be forward looking information. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results and financial position of Arbitron and RADAR for future periods. All financial information contained herein should be read in conjunction with Arbitron’s historical financial statements.

ARBITRON INC.
Pro Forma Condensed Combining Balance Sheet
As of June 30, 2001
(In thousands)
(Unaudited)

	HISTORICAL		PRO FORMA

	Arbitron	RADAR	Adjustments	Notes	Combined

ASSETS

Current assets: Cash	$25,273	$—	$(10,000)	(1)	$15,273

Trade receivables, net	19,738	457	—		20,195

Deferred tax assets	24,142	—	—		24,142

Prepaid and other current assets	3,200	—	—		3,200

Total current assets	72,353	457	(10,000)		62,810

Investments in affiliates	10,131	—	—		10,131

Net capital equipment and software	6,924	55	15	(2)	6,994

Goodwill, net	11,321	—	18,666	(3)	29,987

Other intangibles, net	1,331	—	2,210	(2)	3,541

Deferred tax assets	15,616	—	—		15,616

Other noncurrent assets	4,960	—	—		4,960

Total assets	$122,636	$512	$10,891		$134,039

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities:

Accounts payable	$4,248	$—	$200	(4)	$4,448

Due to owners of acquired businesses	—	—	10,408	(5)	10,408

Accrued expenses and other current liabilities	11,300	—	—		11,300

Deferred revenue	42,838	294	501	(6)	43,633

Total current liabilities	58,386	294	11,109		69,789

Long-term debt	240,000	—	—		240,000

Other noncurrent liabilities	2,351	—	—		2,351

Total liabilities	300,737	294	11,109		312,140

Total stockholders’ (deficit) equity	(178,101)	218	(218)	(7)	(178,101)

Total liabilities and stockholders’ (deficit) equity	$122,636	$512	$10,891		$134,039

See accompanying notes.

ARBITRON INC.
Pro Forma Condensed Combining Income Statement
Year Ended December 31, 2000
(In thousands, except per share data)
(Unaudited)

	HISTORICAL		PRO FORMA

	Arbitron	RADAR	Adjustments	Notes	Combined

Net revenues	$206,791	$8,986	$—		$215,777

Costs and expenses:

Cost of revenues	75,694	2,542	968	(8)	79,204

Selling, general and administrative	45,641	323	611	(9)	46,575

Research and development	14,038	194	1,521	(10)	15,753

Total costs and expenses	135,373	3,059	3,100		141,532

Operating income	71,418	5,927	(3,100)		74,245

Equity in net income of affiliate	3,397	—	—		3,397

Income before interest and income tax expense	74,815	5,927	(3,100)		77,642

Interest expense	—	—	(1,509)	(11)	(1,509)

Income before income tax expense	74,815	5,927	(4,609)		76,133

Income tax expense	29,552	—	521	(12)	30,073

Net income	$45,263	$5,927	$(5,130)		$46,060

Pro forma net income per weighted average common share
Basic	$1.56				$1.59

Diluted	$1.54				$1.57

Pro forma weighted average shares used in calculations (13)
Basic	29,046				29,046

Diluted	29,347				29,347

See accompanying notes.

ARBITRON INC.
Pro Forma Condensed Combining Income Statement
Six Month Period Ended June 30, 2001
(In thousands, except per share data)
(Unaudited)

	HISTORICAL		PRO FORMA

	Arbitron	RADAR	Adjustments	Notes	Combined

Net revenues	$110,454	$4,869	$—		$115,323

Costs and expenses:

Cost of revenues	38,684	1,297	614	(8)	40,595

Selling, general and administrative	23,165	103	362	(9)	23,630

Research and development	10,334	168	706	(10)	11,208

Total costs and expenses	72,183	1,568	1,682		75,433

Operating income	38,271	3,301	(1,682)		39,890

Equity in net income of affiliate	1,819	—	—		1,819

Income before interest and income tax expense	40,090	3,301	(1,682)		41,709

Interest income	373	—	—		373

Interest expense	(5,738)	—	(754)	(11)	(6,492)

Income before income tax expense	34,725	3,301	(2,436)		35,590

Income tax expense	13,716	—	342	(12)	14,058

Net income	$21,009	$3,301	$(2,778)		$21,532

Net income per weighted average common share
Basic	$0.72				$0.74

Diluted	$0.72				$0.73

Weighted average shares used in calculations (13)
Basic	29,155				29,155

Diluted	29,324				29,324

See accompanying notes.

ARBITRON INC.
Notes to Unaudited Pro Forma Condensed Combining Financial Statements
(Dollars in thousands)

A.	On July 2, 2001, Arbitron acquired the net assets of RADAR from SRI for up to $25,000, of which $10,000 was paid in cash on the acquisition date, $11,000 is payable in one year and $4,000 is payable as contingent consideration. The contingent consideration will increase goodwill when and if such amount becomes payable to the seller. The acquisition is being accounted for as a purchase in accordance with SFAS No. 141, Business Combinations.

         The aggregate purchase price of the net assets acquired from RADAR consists of:

Cash	$10,000

Deferred acquisition payment	10,243

Transaction costs and other adjustments (estimated)	365

Total purchase price	$20,608

         The purchase price was allocated to the following assets and liabilities:

Accounts receivable	$457

Property and equipment	70

Goodwill	18,666

Other intangibles	2,210

Deferred revenue	(795)

Net assets acquired	$20,608

B.	The numbered adjustments below are included in the pro forma condensed combined financial statements and give effect to events that are directly attributable to the RADAR acquisition, are factually supportable and are expected to have a continuing impact:

(1)	Reflects the $10,000 cash payment for the acquisition of RADAR.

(2)	Reflects the adjustments to record the fair value assigned to furniture and equipment acquired of $70, the fair value assigned to internally developed software of $2,110, to be amortized over a five year period, and the fair value assigned to a non compete agreement executed in connection with the RADAR acquisition of $100.

(3)	Reflects the excess of the purchase price over the fair value of the net assets acquired from RADAR. In accordance with SFAS No. 142, Goodwill and other Intangible Assets, RADAR goodwill will not be amortized. Therefore, pro forma adjustments for amortization expense were not made in the income statements for the year ended December 31, 2000 and the six month period ended June 30, 2001. Amortization of goodwill resulting from other purchase combinations, transacted by Arbitron prior to July 1, 2001, is reflected in the pro forma combined condensed income statements.

(4)	Reflects estimated payables for legal and accounting costs incurred in connection with the RADAR acquisition.

(5)	Reflects the estimated present value of the deferred acquisition payment of $11,000 due on July 2, 2002.

(6)	RADAR uses the percentage of completion method of accounting for recognizing revenue. Arbitron recognizes revenue as survey data is delivered to customers. Arbitron will use such method for accounting for RADAR revenue following the acquisition. RADAR revenue for the year ended December 31, 2000 and the six months ended June 30, 2001 is not materially different than that which would have been reported using the data delivery method. However, as of June 30, 2001, Arbitron has estimated the fair value of deferred revenue as remaining costs to be incurred prior to delivery plus a normal profit margin. Such amount is approximately $800 less than the amount that otherwise would be deferred. Such difference will impact Arbitron’s results for the six months following the acquisition.

(7)	Reflects the elimination of equity in the net assets of RADAR.

(8)	Reflects costs of $668 and $464, for the periods ended December 31, 2000 and June 30, 2001, respectively, associated with the Service Contracts which are incremental to the costs included in RADAR’s direct expenses. Also reflected are estimated overhead costs of $300 and $150, for the periods ended December 31, 2000 and June 30, 2001, respectively, not included in RADAR’s direct expenses.

(9)	Reflects costs associated with the Service Contracts of $169 and $141 for the periods ended December 31, 2000 and June 30, 2001, which are incremental to costs included in RADAR’s direct expenses, and additional amortization of software and other intangible assets acquired from RADAR of $442 and $221 for the periods ended December 31, 2000 and June 30, 2001, respectively.

(10)	Reflects costs associated with the Service Contracts which are incremental to costs included in RADAR’s direct expenses.

(11)	Reflects interest expense calculated on debt incurred for the acquisition of RADAR. Although adequate cash was available at the time of the acquisition, as reflected in the pro forma condensed combining balance sheet as of June 30, 2001, Arbitron would have incurred debt had the acquisition occurred as of January 1, 2000 or January 1, 2001, the beginning of the periods presented in the pro forma condensed combining income statements.

(12)	Reflects the income tax effect of RADAR’s income before income tax expense and the pro forma adjustments at Arbitron’s effective tax rate of 39.5%.

(13)	The weighted average shares outstanding are based entirely, or in part, on Ceridian Corporation’s common shares and potentially dilutive shares outstanding prior to the reverse spin-off from Arbitron, after giving effect to the five-for-one reverse stock split.

STATEMENT OF ASSETS AND LIABILITIES ATTRIBUTABLE TO RADAR AND
STATEMENT OF REVENUES AND DIRECT EXPENSES ATTRIBUTABLE TO RADAR
(See Note 1)

RADAR Operations of Statistical Research, Inc.

Year ended December 31, 2000
with Report of Independent Auditors

RADAR Operations of Statistical Research, Inc.
(See Note 1)

Statement of Assets and Liabilities Attributable to RADAR
and Statement of Revenues and Direct Expenses Attributable to RADAR

Year ended December 31, 2000

Contents

Report of Independent Auditors	12

Statement of Assets and Liabilities Attributable to RADAR	13

Statement of Revenues and Direct Expenses Attributable to RADAR	14

Notes to Financial Statements	15

Report of Independent Auditors

To the Board of Directors and Stockholders of
  Statistical Research, Inc. and Arbitron Inc.

We have audited the accompanying statement of assets and liabilities attributable to the Radio’s All Dimensional Audience Research (“RADAR”) operations of Statistical Research, Inc. (as described in Note 1) as of December 31, 2000 and the related statement of revenues and direct expenses attributable to RADAR operations for the year then ended. These financial statements are the responsibility of management of Statistical Research, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Arbitron Inc. as described in Note 2 and are not intended to be a complete presentation of the financial position or results of operations of the RADAR operations of Statistical Research, Inc.

In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities attributable to RADAR operations at December 31, 2000 and its revenues and direct expenses attributable to RADAR operations for the year then ended in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

New York, New York
August 10, 2001

RADAR Operations of Statistical Research, Inc.

Statement of Assets and Liabilities Attributable to RADAR

	December 31,	July 2,
	2000	2001

		(Unaudited)
Assets attributable to RADAR

Accounts receivable	$2,306,375	$456,991

Estimated revenue in excess of billings on projects in progress	1,940	—

Equipment, net	71,323	54,887

Total assets attributable to RADAR	2,379,638	511,878

Liabilities attributable to RADAR

Unearned service revenue	1,729,149	293,784

Total liabilities attributable to RADAR	1,729,149	293,784

Net assets attributable to RADAR	$650,489	$218,094

See accompanying notes.

RADAR Operations of Statistical Research, Inc.

Statement of Revenues and Direct Expenses Attributable to RADAR

	December 31,	July 2,	July 2,
	2000	2000	2001

		(Unaudited)
RADAR service revenues	$8,986,312	$4,738,730	$4,868,790

Direct RADAR expenses:

Cost of service revenues	2,542,221	1,432,055	1,297,221

Research and development	193,992	101,962	167,742

Sales and marketing	323,570	83,214	102,367

Total direct RADAR expenses	3,059,783	1,617,231	1,567,330

RADAR service revenues in excess of direct RADAR expenses	$5,926,529	$3,121,499	$3,301,460

See accompanying notes.

RADAR Operations of Statistical Research, Inc.

Notes to Financial Statements

(Information for the periods January 1, 2001 through July 2, 2001 and January 1, 2000 through July 2, 2000 is unaudited)

1. Description of Business

Radio’s All Dimensional Audience Research (“RADAR”) is a service provided by Statistical Research, Inc. (“SRI”). The RADAR service provides estimates of national radio audience delivery. The radio service is a component of SRI. SRI designs and conducts professional survey research and information analysis to aid in the solution of business problems. A significant share of its work has been media measurement for the radio and television networks, entirely in the United States.

2. Basis of Presentation

The accompanying financial statements include directly identifiable assets and liabilities, revenues and expenses of RADAR and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Arbitron Inc. The unaudited assets and liabilities attributable to RADAR as of July 2, 2001 will be acquired by and assumed by Arbitron Inc. in accordance with the Asset Purchase Agreement between SRI and Arbitron Inc., dated July 2, 2001. The Statement of Revenues and Direct Expenses Attributable to RADAR includes only those revenues and expenses directly related to RADAR. The financial statements exclude expenses that are not directly attributable to the RADAR service, such as corporate general and administrative expenses and income taxes.

The RADAR Operations were not a separate legal entity and, as such, were an integral part of SRI’s operations. As a result, separate financial statements were not maintained for RADAR. The accompanying financial statements have been prepared from the books and records of SRI and do not purport to reflect the assets and liabilities and results of operations that would have resulted if RADAR had operated as a separate entity. The statements have been prepared in accordance with SRI’s accounting policies and accounting principles generally accepted in the United States. However, these statements do not purport to represent the costs and expenses which may be incurred by an unaffiliated company to achieve similar results. In addition, the financial statements do not purport to represent the financial position of the business.

RADAR Operations of Statistical Research, Inc.

Notes to Financial Statements (continued)

(Information for the periods January 1, 2001 through July 2, 2001 and January 1, 2000 through July 2, 2000 is unaudited)

2. Basis of Presentation (continued)

Unaudited Financial Information

The interim financial information for the periods from January 1, 2001 to July 2, 2001 and from January 1, 2000 to July 2, 2001 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Results for the period from January 1, 2001 to July 2, 2001 are not necessarily indicative of results to be expected for the year ending December 31, 2001.

3. Description of Sale

On July 2, 2001, the Company announced and finalized the sale of certain assets related to RADAR operations. The sale price for RADAR was approximately $25 million of which $10 million was paid at closing, $11 million is due on the first anniversary of closing and $4 million is subject to certain performances by SRI.

4. Summary of Significant Accounting Policies

Accounts Receivable: Accounts receivable represent the portion of the outstanding receivables from networks and agencies.

Equipment: Equipment, consisting of computer and office equipment, is stated at cost net of accumulated depreciation. Depreciation of equipment is computed using the straight-line and accelerated methods over the estimated useful lives (generally five to seven years).

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and direct expenses. Actual results could differ from those estimates.

RADAR Operations of Statistical Research, Inc.

Notes to Financial Statements (continued)

(Information for the periods January 1, 2001 through July 2, 2001 and January 1, 2000 through July 2, 2000 is unaudited)

5. Statement of Revenues and Direct Expenses

Revenues: Revenues are recognized based upon the percentage-of-completion method. SRI measures progress toward completion in terms of labor, operating and consulting costs. Billings in excess of earned revenue on projects in progress represent the unearned portion of prepaid service from contracts with networks and agencies. Such amounts are amortized to revenue upon progress toward completion of projects.

Direct Expenses: Total direct expenses represent the cost of producing RADAR. These costs include labor, consulting and other expenses directly associated with the RADAR product such as printing and shipping. An allocation of fringe benefits at 16.6% of direct salaries was included in direct expenses.

Cost of Service Revenues: Cost of service revenues primarily consist of salaries and benefits for data collection and processing personnel, survey sampling expenses, service delivery costs, data communication and telecommunication expenses and depreciation expense.

Research and Development: Research and development costs consist primarily of salaries and benefits of programmers.

Sales and Marketing: Sales and marketing expense consists primarily of salaries and benefits of those personnel involved in selling and marketing RADAR services.

6. Equipment

A summary of equipment, consisting primarily of computers and related accessories, and related accumulated depreciation is as follows:

	December 31,	July 2,
	2000	2001

		(Unaudited)
Equipment	$318,770	$318,770

Less accumulated depreciation	247,447	263,883

	$71,323	$54,887

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP